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                                                                      EXHIBIT 24

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements of Northwestern Steel and Wire Company on Form S-8 (File No. 33-56412, 33-67788 and 33-53471) of our reports dated September 18, 1995 on our audits of the consolidated financial statements and financial statement schedule of Northwestern Steel and Wire Company as of July 31, 1995 and 1994 and for the years ended July 31, 1995, 1994 and 1993, which reports are included in this annual report on Form 10-K.

                                          COOPERS & LYBRAND L.L.P.

Chicago, Illinois
October 12, 1995